EXHIBIT 4(e)









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                          DEALER PARTICIPATION LETTER


         The undersigned, individually and on behalf of the dealership(s) listed below, acknowledges and agrees that the undersigned has received a Prospectus related to the Exclusive Dealer Stock Option Program of Cavalier Homes, Inc., that the undersigned has reviewed the copies of the Prospectus and understands all provisions therein and agrees to be bound by all terms and conditions of the Program. After reviewing the Prospectus, the undersigned desires that his/her dealership be eligible for options to be granted pursuant to the terms of the Program. This Program does not constitute or designate any Eligible Dealer as an agent of the Company or CAC, and nothing herein shall be interpreted to confer upon any Eligible Dealer the right to hold himself as an agent of the Company or CAC for any purpose whatsoever. The undersigned also agrees that any options issued under the Program will be issued to the name of the dealership as optionee unless a different option recipient is designated below.

         The undersigned represents that he/she has full authority to execute this Dealer Participation Letter, either as an agent of the dealership or dealer principal(s) or otherwise, and that he/she has full authority to designate the person(s) or entity(ies) to receive option grants under the Program. The undersigned acknowledges and agrees that Cavalier Homes, Inc. may verify the information contained herein, including the representations contained in the immediately preceding sentence.


Signature:_________________________________   Date:___________________________

Print Name:_______________________________   Title:___________________________

Title:____________________________________    Phone:__________________________


Dealership(s) Participating in the Exclusive Dealer Stock Option Program of Cavalier Homes, Inc.:

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(If more than one dealership  are under common  control and ownership,  all such dealerships may be aggregated for purposes of participating in the Program.)


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Designation of Option Recipient(s) ( if other than Dealership):
Please provide name, title, address, social security number (or federal tax ID) and percentage of option grants to be received by each recipient (the total must equal 100%). Each option recipient designated below, if any, must have received a copy of the Prospectus prior to receiving option grants under the Program.

Recipient No. 1;

Name:________________________________________________________________________
Address:_____________________________________________________________________
     =====================================================================
Title:_______________________________________________________________________
S.S. # or Federal Tax ID #:__________________________________________________
Percentage of Options Granted to be received by this Recipient:______________





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Recipient No. 2;

Name:_______________________________________________________________________
Address:____________________________________________________________________
     =====================================================================
Title:_______________________________________________________________________
S.S.#  or Federal Tax ID#:___________________________________________________
Percentage of Options Granted to be received by this Recipient:______________





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Recipient No. 3;

Name:_______________________________________________________________________
Address:____________________________________________________________________
     =====================================================================
Title:_______________________________________________________________________
S.S.#  or Federal Tax ID#:___________________________________________________
Percentage of Options Granted to be received by this Recipient:______________




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Note: The designation of the option  recipient(s)  may be changed at any time by providing Cavalier Homes, Inc. with a supplemental Dealer Participation Letter Completed, dated and signed by an authorized representative of the dealership and/or the dealer principal(s). Option Grants, if any, will be made to the recipient(s) as indicated on the last Dealer Participation Letter received by Cavalier Homes, Inc. before the date of grant or, if no designation has been received by Cavalier, options will have no vested right to receive option grants until such time as the options are actually granted pursuant to the terms of the Program.

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